UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2019

ELRAY RESOURCES, INC.
(Exact name of Company as specified in its charter)

Nevada	000-52727	98-0526438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)

Phone: (917) 775-9689

(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4.  Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Company’s Certifying Accountant.

(b) On March 15, 2019, Elray Resources. (the “Company”) engaged Heaton & Company, PLLC, dba Pinnacle Accountancy Group of Utah with offices in Farmington, Utah (“Pinnacle”) as its independent accountant to audit the Company’s financial statements and to perform reviews of interim financial statements. This change occurred in connection with GBH, the Company’s prior independent public accountants, resigning as a result of GBH combining its practice with Marcum effective July 1, 2018.  The engagement of Pinnacle has been approved by the Company’s Board of Directors.

Prior to the engagement of Pinnacle, neither the Company nor anyone acting on its behalf consulted with Pinnacle regarding (i) either the application of any accounting principles to a specific completed or contemplated transaction of the Company, or the type of audit opinion that might be rendered by Pinnacle on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement with GBH or a reportable event with respect to GBH.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELRAY RESOURCES, INC.

Date: March 15, 2019	By:	/s/ Anthony Goodman
Anthony Goodman
President

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